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                                                                    EXHIBIT 99.1


                   QUEST SOFTWARE TO ACQUIRE MBR TECHNOLOGIES

          ACQUISITION BROADENS SCOPE OF QUEST'S CHANGE MANAGEMENT SUITE
                FOR PEOPLESOFT AND OTHER APPLICATION ENVIRONMENTS


IRVINE, Calif., November 3, 1999 - Quest Software, Inc., (Nasdaq: QSFT) today announced it has signed a definitive agreement to acquire MBR Technologies, Inc., an emerging leader of change management and version control software solutions, for $11.5 million in stock and cash. The MBR acquisition complements Quest's current change management solutions and provides a powerful and extensible platform for providing comprehensive change management services for leading ERP systems.

The acquisition of MBR Technologies expands Quest's existing change management suite by adding MBR's Stat! product line to manage, control and document the PeopleSoft upgrade, integration and support processes. Major application upgrades are complex and time-critical, and most companies are concerned with maintaining the integrity of their customizations. By combining MBR's technology with Quest's change management suite, clients will be able to significantly simplify and reduce the inherent risk of making application and database changes, as well as safeguarding all application customizations in a permanent repository.

"This acquisition will allow us to greatly accelerate the acceptance of Stat! in the marketplace. While Stat! currently provides change management and version control functionality for PeopleSoft, we are very excited about joining forces with Quest to expand its capabilities to other markets" said John Rocha, CEO, MBR Technologies, Inc.

"MBR Technologies has developed a rigorous version control and change management solution for PeopleSoft Applications that complements our own offerings for database change management very well," said Vinny Smith, chairman and CEO of Quest Software, Inc. "The combined solution will speed the deployment and maintenance of PeopleSoft applications and increase development productivity for PeopleSoft customers. We see the PeopleSoft change management product as being the first in a series of robust ERP change management offerings from Quest."

Stat! is a turnkey product platform for core workflow and business process automation. It includes change management, helpdesk, employee service center, and version control solutions. Stat!'s change management and version control modules are specifically designed to support packaged software applications. Designed to drastically reducing the cost and risks associated with changing complex applications, Stat! provides greater system control and stability, particularly today in PeopleSoft environments. Stat! also includes the ability to roll-back or undo changes to any part of an application if a change does not perform as expected.



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"MBR has always provided an excellent product as well as support," notes
Michelle Schatzman, VP PeopleSoft Outsourcing Practice for reSOURCE PARTNER, Inc. "As a Certified PeopleSoft Outsourcing Partner, MBR's STAT! has been instrumental in enabling us to build and maintain a solid infrastructure in support of our client base. We view this acquisition as a positive step forward as we grow our business relationship."

Under the terms of the acquisition agreement, Quest will issue up to $10 million of its common stock and $1.5 million of cash (subject to reduction for certain transaction-related and other expenses) for all outstanding MBR shares, options and warrants. The acquisition will be accounted for as a purchase. The acquisition, which is subject to certain conditions, is expected to be completed in late November.

Quest Software provides application and information availability software solutions that enhance the performance and reliability of an organization's e-business, enterprise and custom applications and enable the delivery of information across the entire enterprise. Quest Software is headquartered in Irvine, Calif. and has locations in Atlanta, Boston, Chicago, Dallas, New York, San Francisco, Washington D.C., Germany, the United Kingdom, Canada, Israel and Australia. Visit www.quest.com for information about Quest Software products and events.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "believes," "may," "will" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Quest Software include, but are not limited to, variations in the size and timing of customer orders; dependence on Oracle's technologies; vulnerability to direct competition with Oracle; strains placed on the Company as a result of past and future growth; significant increases in operating expenses in the foreseeable future; disruptions caused by acquisitions of companies and/or technologies; the exposure to risk from our international operations; unanticipated year 2000 issues; the difficulty in predicting the buying patterns of customers because of year 2000 issues; and the need to attract and retain qualified personnel.

Our recent filing on Form S-1 and forthcoming Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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